Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
March 1, 2007		Dirk Montgomery
FOR IMMEDIATE RELEASE		(813) 282-1225

OSI RESTAURANT PARTNERS, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, March 1, 2007 - OSI Restaurant Partners, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended February 24, 2007 compared with the same four-week period in 2006 changed by approximately:

Four weeks ended February 24, 2007	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-1.1%	-2.6%	-1.3%
Carrabba’s Italian Grills	-2.0%	n/a	-2.0%
Bonefish Grills	-1.3%	2.0%	-1.1%
Fleming’s Prime Steakhouse and Wine Bars	6.0%	n/a	6.0%
Roy’s	-1.4%	n/a	-1.4%

Domestic average unit volumes
Outback Steakhouses	-0.9%	-2.5%	-1.1%
Carrabba’s Italian Grills	-3.6%	n/a	-3.6%
Bonefish Grills	-4.0%	3.7%	-3.6%
Fleming’s Prime Steakhouse and Wine Bars	0.3%	n/a	0.3%
Roy’s	-1.8%	n/a	-1.8%

Changes in comparable store sales and average unit volumes for domestic, Company-owned restaurants for the four-week period include year to year menu price changes of approximately:

Four weeks ended February 24, 2007	Company-owned menu price changes (1)
Outback Steakhouses	0.4%
Carrabba’s Italian Grills	3.2%
Bonefish Grills	2.2%
____________
(1)
Reflects nominal amounts of menu price changes, prior to any change in product mix because of price increases, and may not reflect amounts effectively paid by the customer. Menu price increases are not provided for Fleming’s and Roy’s as a significant portion of their sales come from specials, which fluctuate daily.

STORE INFORMATION

	Restaurants opened/(closed) during the month ended February 28, 2007	Restaurants open as of February 28, 2007
Outback Steakhouses
Company-owned - domestic	(1)	681
Company-owned - international	1	121
Franchised and development joint venture - domestic	-	107
Franchised and development joint venture - international	-	44
Total	0	953
Carrabba's Italian Grills
Company-owned	1	232
Bonefish Grills
Company-owned	3	119
Franchised	-	7
Total	3	126
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	1	48
Roy’s
Company-owned	-	23
Cheeseburger in Paradise
Company-owned	1	39
Lee Roy Selmon’s
Company-owned	1	6
Blue Coral Seafood and Spirits
Company-owned	-	2

System-wide total	7	1,429

The OSI Restaurant Partners, Inc. restaurant system operates in 50 states and 20 countries internationally.

Additional Information and Where to Find It

In connection with the proposed acquisition of OSI Restaurant Partners by an investor group comprised of investment funds affiliated with Bain Capital Partners, LLC and Catterton Management Company LLC, a definitive proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the definitive proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

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